EXHIBIT 99.1

          Press Release for FirstBank NW Corp. dated October 26, 2004.


FIRSTBANK NW CORP.                                     CONTACT:  Larry K. Moxley
1300 16th Avenue                                                 Exec. VP & CFO
CLARKSTON, WA 99403                                              (509) 295-5100

NEWS RELEASE
================================================================================


            FIRSTBANK NW CORP. REPORTS STRONG SECOND QUARTER EARNINGS AND
            -------------------------------------------------------------
             DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $0.17 PER SHARE
             -----------------------------------------------------------


CLARKSTON, WA - October 26, 2004 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported solid growth as net income improved to $1.63 million, or $0.54 per diluted share, in its second fiscal quarter ended September 30, 2004. This compares to net income of $694,000, or $0.51 per diluted share, in the comparable quarter a year ago.

FirstBank also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.17 per common share. The dividend will be paid on December 3, 2004 to shareholders of record as of the close of business on November 18, 2004. This marks the Company's 29th regular quarterly cash dividend since it became a publicly traded company in July 1997.

"The increase in net income is attributable to loan growth and the acquisition of Pioneer Bank during the past year with net loans increasing to $504.5 million as of September 30, 2004 compared to $256.3 million at September 30, 2003, and an improved net interest margin of 4.23% for the three months ended September 30, 2004," said Clyde E. Conklin, President and Chief Executive Officer. "The Company's net interest income also was affected by reserve allocations driven by new loan growth," noted Larry K. Moxley, Executive Vice President and Chief Financial Officer. The provision for loan losses for the quarter ended September 30, 2004 was $193,400, compared to $78,000 in the comparable quarter a year ago. The increase in the provision for loan losses is attributable to loan growth during the year.

Non-interest income was $1.43 million for the second fiscal quarter, compared to $1.16 million in the comparable quarter a year ago. "Increases in service charges and fee income contributed to the increase in non-interest income over last year," said Moxley. "Gain on sale of loans decreased to $288,000, excluding impairment, for the quarter ending September 30, 2004 compared to $590,000 in the same quarter last year, due to reduced refinancings and a slowing purchase market."

Non-interest expense, or operating expense increased $2.6 million to $5.7 million for the quarter ended September 30, 2004, compared to $3.1 million a year ago, which reflects the increase in non-interest expenses related to the acquisition of Pioneer Bank. FirstBank's efficiency ratio was 68.5% in its second fiscal quarter of 2004, compared to 73.6% for the like quarter a year ago. Non-interest expenses are expected to remain at this level reflecting the addition of staff for the loan production offices in Boise, Idaho and Spokane, Washington, the new branches in Hayden and Boise, Idaho, and the additional fixed cost of branch remodels and construction of the new Clarkston, Washington branch facility. Additionally, a new Loan Production Office in Nampa, Idaho has been authorized and is scheduled to open during the next fiscal quarter of 2004. "The staff has been hired and offices are being identified. The Nampa, Idaho market is adjacent to the Boise, Idaho market and is a logical expansion of our presence in Idaho", said Conklin.

Total assets were $735.3 million at September 30, 2004, an increase of $392.2 million, or 114%, from total assets of $343.1 million at September 30, 2003. Conklin noted that, "in addition to growth through the acquisition of Pioneer Bank, FirstBank is also continuing to produce target asset growth through new loan originations. Total assets at September 30, 2004 increased $35.1 million, or 5%, from total assets at March 31, 2004 of $700.2 million. Total loans receivable for the same period grew $46.0 million, or 9.3% from $496.3 million at March 31, 2004 to $542.3 million at September 30, 2004."

                                     (more)

FBNW Second Fiscal Quarter Results
October 26, 2004
Page Two


Total branch deposits increased $279.2 million, or 135.7%, to $484.9 million at September 30, 2004 compared with $205.7 million at September 30, 2003. Other funding for the quarter ended September 30, 2004 included Federal Home Loan Bank borrowings and brokered deposits totaling $173.5 million compared to $100.7 million on September 30, 2003, an increase of $72.8 million, or 72.3%.

The allowance for loan and lease losses increased $3.0 million, or 82.4%, to $6.6 million on September 30, 2004 from $3.6 million on September 30, 2003. Total reserves represent 1.31% of net loans and 440.8% of non-performing loans. "It is essential that our provisions adequately reflect the credit risk in the portfolio and the non-performing assets identified, therefore we continue to add to reserves," said Moxley. "Charge-offs, net of recoveries, for the quarter totaled $21,000 compared to $51,000 for the comparable quarter a year ago. Of the $289,000 net charge offs for the six months ended September 30, 2004, $193,000 consists of two commercial loans that were totally written off; both were previously classified assets. Asset quality remains stable." Total non-performing assets on September 30, 2004 were $2.3 million, or 0.32% of total assets compared with $3.7 million, or 0.52% of total assets on March 31, 2004. "We continue to focus on credit risk on a quarterly basis through the asset review committee and on an on-going basis through executive management loan committee and credit administration," said Conklin.

"New growth in the quarter ending September 30, 2004 met operational expectations, and loan demands are strong in our Boise and Coeur d'Alene, Idaho and Spokane, Washington markets," noted Conklin. "Additionally, net income growth is expected to remain strong as compared to year ago levels primarily because of the acquisition of Oregon Trail Financial Corp. completed on October 31, 2003, however, earnings per share growth is expected to be moderate reflecting our investments in technology, infrastructure and staff. The core processing system conversion will take place during the next fiscal quarter ending December 31, 2004. The one time expenses related to the conversion will impact earnings in the quarter."

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, and Boise, Idaho, and Baker City, Oregon. Salomon Smith Barney has investment centers in FirstBank's Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington, and Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

     Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which FirstBank operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding FirstBank's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. FirstBank's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, FirstBank's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on From 10-KSB for the fiscal year ended March 31, 2004.

                                (tables follow)

                                                      FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                                          Three Months Ended                            Six Months Ended
                                                             September 30,                                September 30,
                                                       -------------------------                    -------------------------
                                                          2004           2003                          2004          2003
                                                       ----------     ----------                    ----------     ----------

Interest Income                                        $    9,912     $    5,007                    $   19,422     $   10,105
Interest Expense                                            3,194          2,015                         6,176          4,071
Provision for Loan Losses                                     193             78                           569            256
                                                       ----------     ----------                    ----------     ----------
Net Interest Income After Provision for
  Loan Losses                                               6,525          2,914                        12,677          5,778
                                                       ----------     ----------                    ----------     ----------

Non-Interest Income
  Gain on Sale of Loans                                       178            590                           682          1,370
  Service Fees and Charges                                  1,183            535                         2,364          1,112
  Commission and Other                                         67             33                           100             67
                                                       ----------     ----------                    ----------     ----------
Total Non-Interest Income                                   1,428          1,158                         3,146          2,549
                                                       ----------     ----------                    ----------     ----------

Non-Interest Expenses
  Compensation and Related Expenses                         3,424          1,956                         6,842          3,876
  Occupancy                                                   715            347                         1,459            698
  Other                                                     1,568            843                         3,097          1,720
                                                       ----------     ----------                    ----------     ----------
Total Non-Interest Expenses                                 5,707          3,146                        11,398          6,294
                                                       ----------     ----------                    ----------     ----------

Income Tax Expense                                            620            232                         1,248            560
                                                       ----------     ----------                    ----------     ----------
Net Income                                             $    1,626     $      694                    $    3,177     $    1,473
                                                       ==========     ==========                    ==========     ==========

Basic Earnings per Share                               $     0.56     $     0.54                    $     1.10     $     1.14
Diluted Earnings per Share                             $     0.54     $     0.51                    $     1.06     $     1.09
Weighted Average Shares Outstanding- Basic              2,893,817      1,294,267                     2,880,018      1,287,650
Weighted Average Shares Outstanding- Diluted            3,006,158      1,366,142                     3,002,147      1,353,745
Actual Shares Issued                                    2,962,208      1,390,492                     2,962,208      1,390,492


                                                            September 30, 2004       March 31, 2004      September 30, 2003
                                                            ------------------       --------------      ------------------

Total Assets                                                     $735,277              $700,232               $343,116
Cash and Cash Equivalents                                        $ 31,040              $ 38,397               $ 34,282
Loans Receivable, net                                            $504,535              $464,368               $256,269
Mortgage-Backed Securities                                       $ 68,217              $ 77,027               $  7,669
Investment Securities                                            $ 49,164              $ 38,787               $ 17,250
Stock in FHLB, at cost                                           $ 12,737              $ 12,506               $  5,882
Deposits                                                         $508,581              $491,035               $229,515
FHLB Advances & Other Borrowings                                 $149,820              $132,056               $ 76,972
Stockholders' Equity                                             $ 70,169              $ 69,332               $ 31,393
Tangible Book Value per Share (1)                                $  17.33              $  17.33               $  24.20
FASB 115 Adjustment after Taxes                                  $    748              $  1,268               $    816
Tangible Equity/ Total Tangible Assets                               7.00%                 7.57%                  9.15%
Tier 1 Capital to Average Assets                                     6.66%                 6.51%                  8.36%
Risk-based Capital to Risk-Weighted Assets                          10.69%                10.50%                 13.55%
Number of full-time equivalent Employees                              259                   247                    140

---------------

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 9/04--74,971 shares, 3/04 -- 79,149 shares, 9/03 -- 83,330 shares.

                                        3
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

FINANCIAL STATISTICS
(ratios annualized)                                         Three Months Ended                            Six Months Ended
                                                               September 30,             Fiscal             September 30,
                                                          ----------------------       Year Ended      ----------------------
                                                           2004           2003       March 31, 2004      2004          2003
                                                          -------        -------     --------------    -------        -------

Return on Average Assets                                    0.89%          0.81%          0.90%          0.88%          0.87%
Return on Average Tangible Equity                          13.02%          8.88%         11.17%         12.89%          9.50%
Average Tangible Equity/Average Tangible Assets             7.02%          9.17%          8.19%          7.06%          9.18%
Average Equity/Average Assets                               9.62%          9.17%          9.17%          9.75%          9.18%
Average Tangible Equity/Average Loans                      10.01%         11.83%         11.37%         10.07%         11.80%
Efficiency Ratio (2)                                       68.54%         73.63%         70.44%         67.65%         71.24%
Non-Interest Expenses / Average Assets                      3.12%          3.69%          3.43%          3.17%          3.73%
Net Interest Margin (3)                                     4.23%          4.00%          4.17%          4.27%          4.05%
Average Interest Earning Assets /
  Average Deposits and Other Borrowed Funds               112.61%        115.75%        102.09%        113.66%        115.59%


                                                             Six Months Ended      Fiscal Year Ended      Six Months Ended
                                                            September 30, 2004       March 31, 2004      September 30, 2003
LOANS                                                       ------------------     -----------------     ------------------
(unaudited) (in thousands except share and per share data)

LOAN ORIGINATIONS (4):
  Residential loan centers                                       $136,765              $244,456               $138,412
  Consumer loan centers                                            26,642                16,364                  3,844
  Agricultural loan centers                                         4,548                 8,048                  4,600
  Commercial loan centers                                          64,681                86,929                 65,757
                                                                 --------              --------               --------
     Total Loan Originations                                     $232,636              $355,797               $212,613
                                                                 ========              ========               ========

LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                                    $114,923              $112,312               $ 45,612
  Construction                                                     79,638                68,236                 57,995
  Agricultural                                                     19,387                18,568                 15,805
  Commercial                                                      137,336               122,132                 71,095
                                                                 --------              --------               --------
     Total real estate loans                                      351,284               321,248                190,507
                                                                 --------              --------               --------

Consumer and other loans:
  Home equity                                                      33,331                25,599                 15,153
  Agricultural operating                                           30,088                24,876                 13,748
  Commercial                                                       81,604                75,878                 48,531
  Other consumer                                                   41,464                43,425                  6,995
                                                                 --------              --------               --------
     Total consumer and other loans                               186,487               169,778                 84,427
                                                                 --------              --------               --------

Loans held for sale-residential real estate                         4,496                 5,253                  9,560
                                                                 --------              --------               --------
Total Loans Receivable                                           $542,267              $496,279               $284,494
                                                                 ========              ========               ========


                                                             Six Months Ended      Fiscal Year Ended      Six Months Ended
                                                            September 30, 2004       March 31, 2004      September 30, 2003
                                                            ------------------     -----------------     ------------------

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                                   $  6,314              $  3,414               $  3,414
Purchased                                                               0                 2,863                      0
Provision for Loan Losses                                             569                   395                    256
Charge Offs (Net of Recoveries)                                      (289)                 (358)                   (54)
                                                                 --------              --------               --------
Balance at End of Period                                         $  6,594              $  6,314               $  3,616
                                                                 ========              ========               ========
Loan Loss Allowance / Net Loans                                      1.31%                 1.36%                  1.41%
Loan Loss Allowance / Non-Performing Loans                         440.78%               199.37%                204.87%

---------------
(2)  Calculation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(3)  Calculation is tax equivalent net interest income divided by total interest-earning assets.
(4)  Loan originations are based upon new production.

                                       4
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

NON-PERFORMING ASSETS:
                                                             Six Months Ended      Fiscal Year Ended      Six Months Ended
                                                            September 30, 2004       March 31, 2004      September 30, 2003
                                                            ------------------     -----------------     ------------------

Accruing Loans - 90 Days Past Due                                $      0              $      0               $      0
Non-accrual Loans                                                   1,496                 2,900                  1,765
                                                                 --------              --------               --------
Total Non-performing Loans                                          1,496                 2,900                  1,765
Restructured Loans on Accrual                                         306                   152                    284
Real Estate Owned (REO)                                               493                   552                    664
Repossessed Assets                                                     34                    52                      0
                                                                 --------              --------               --------
Total Non-performing Assets                                      $  2,329              $  3,656               $  2,713
                                                                 ========              ========               ========
Total Non-performing Assets/Total Assets                             0.32%                 0.52%                  0.79%
Loan and REO Loss Allowance as a % of Non-
  Performing Assets                                                283.13%               160.95%                133.28%



AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS
                                                             Six Months Ended      Fiscal Year Ended      Six Months Ended
                                                            September 30, 2004       March 31, 2004      September 30, 2003
                                                            ------------------     -----------------     ------------------

Average Interest Earning Assets:
Average Loans Receivable:
Average Mortgage Loans Receivable                                $116,399              $ 74,416               $ 47,295
Average Commercial Loans Receivable                               206,165               150,557                122,897
Average Construction Loans Receivable                              48,958                36,356                 33,559
Average Consumer Loans Receivable                                  73,029                43,063                 24,436
Average Agricultural Loans Receivable                              47,769                37,547                 30,858
Average Unearned Loan Fees and Discounts,
  Allowance for Loan Losses, and Other                             (8,198)               (6,350)                (4,804)
                                                                 --------              --------               --------
Total Average Loans Receivable, net                               484,122               335,589                254,241
Average Loans Held for Sale                                         5,597                 7,584                  8,607
Average Mortgage-backed Securities                                 72,236                35,869                  8,808
Average Investment Securities                                      44,200                24,840                 17,146
Average Other Earning Assets                                       38,514                36,000                  21,391
                                                                 --------              --------               --------
Total Average Interest Earning Assets                             644,669               439,882                310,193
Average Non-Interest Earning Assets                                74,071                44,684                 27,531
                                                                 --------              --------               --------
Total Average Assets                                             $718,740              $484,566               $337,724
                                                                 ========              ========               ========

Average Interest Bearing Liabilities:
Average Passbook, NOW, and Money Market Accounts                 $225,390              $137,025               $ 74,657
Average Certificates of Deposits                                  196,747               149,626                112,975
Average Advances from FHLB and Other                              145,040               101,106                 80,732
                                                                 --------              --------               --------
Total Average Interest Bearing Liabilities                        567,177               387,757                268,364
Average Non-Interest Bearing Deposits                              74,344                43,107                 32,948
                                                                 --------              --------               --------
Average Deposits and Other Borrowed Funds                         641,521               430,864                301,312
Average Non-Interest Bearing Liabilities                            7,164                 6,638                  5,405
                                                                 --------              --------               --------
Total Average Liabilities                                         648,685               437,502                306,717
Total Average Equity                                               70,055                47,064                 31,007
                                                                 --------              --------               --------
Total Average Liabilities and Equity                             $718,740              $484,566               $337,724
                                                                 ========              ========               ========

Total Tangible Average Equity                                    $ 49,310              $ 39,030               $ 31,007
                                                                 ========              ========               ========

Interest Rate Yield on Earning  Assets                               6.19%                 6.41%                  6.68%
Interest Rate Expense on Deposits and Other Borrowed Funds           1.93%                 2.31%                  3.03%
Interest Rate Spread                                                 4.26%                 4.10%                  3.65%
Net Interest Margin                                                  4.27%                 4.17%                  4.05%

                                       5